INTERIM CEO AGREEMENT

This Interim CEO Agreement (the "Agreement") is entered into as of 12/28/2023 by and between AgEagle Aerial Systems, Inc., (the "Company"), and Concepts to Capabilities Consulting, LLC ("Contractor") (each a "Party" and collectively the "Parties").

1. **Engagement of Interim CEO by the Company**. Subject to the terms and conditions of this Agreement and for the Term of this Agreement, (as defined below) Company hereby engages Contractor, by and through Grant Begley ("Begley") as an independent contractor to serve as an Interim CEO for the Company and perform the Services set forth in Exhibit A, attached hereto, and Contractor hereby accepts such engagement.

2. **Compensation**. As consideration for the Services to be provided by Contractor and other obligations set forth herein, the Company shall compensate Contractor at a rate of Eighteen Thousand, Six Hundred, Sixty-Six and 67/100 Dollars ($18,666.67) each month during the Term.

3. **Term.**

3.1 **Term**. The initial term of this Agreement is one (1) month, beginning on January 1, 2024, (the "Effective Date") and may be auto-renewed each month, unless and until terminated by either Party, in accordance with this Section 3.

3.2 **Termination**. Either party may terminate this Agreement for any reason or for no reason, by providing at least thirty (30) days written notice to the other party noting the date the Agreement shall end in the written notice (the "Termination Date"). The Company may terminate this Agreement, with no notice to Contractor, if Contractor and/or Begley is convicted or any crime or offense, fails or refuses to comply with the written policies or reasonable directives of the Company, is guilty of serious misconduct in connection with performance of Services hereunder, or materially breaches any provision of this Agreement.

3.3 **Survival**. The rights and obligations contained in Sections 6, 7, 9, and 10 will survive any termination of this Agreement.

4. **Expenses**. During the Term of the Agreement, Contractor shall be responsible for all expenses incurred in the normal course of providing Services to the Company. Any expenses Contractor shall need to incur outside of the normal course of business, for example, travel requested by the Company, shall require written pre-approval by the Company, to qualify for reimbursement by the Company. Any approved reimbursement shall require Contractor to submit appropriate receipts and related documentation to support the expenses requested for reimbursement.

5. **Independent Contractor Relationship**. Contractor's relationship to the Company shall be that of an independent contractor. Nothing in this Agreement shall be construed to create any partnership, joint venture, employer-employee or agency relationship between Company and Contractor. Contractor shall not represent to any third party that any such relationship exists. The services provided under this Agreement shall not prevent Contractor from providing services for other

companies. Contractor shall be free to work with other companies so long as such work does not present a conflict of interest or result in the disclosure of Confidential Information (defined below).

6. **Intellectual Property**

6.1 **Ownership**. All ideas, inventions, improvements, methods, processes, works of authorship and other forms of intellectual property that Contractor conceives, reduces to practice or develops during the term of the Agreement, alone or in conjunction with others, in connection with performance of the Services, including designs, data, software code, ideas, inventions, know-how, materials, marks, methods, procedures, tools, interfaces, and other forms of technology as well as any intellectual property rights of any kind therein (collectively, the "Work Product"), will be the sole and exclusive property of the Company. Any and all elements of the Work Product that are works of authorship eligible to be "works made for hire" under the U.S. Copyright Act shall be considered works made for hire with the Company as "author." Contractor hereby irrevocably assigns to Company all rights, title and interest worldwide in and to the Work Product and all intellectual property rights therein.

6.2 **Assistance**. Contractor agrees to assist the Company in any reasonable manner to obtain and enforce for the Company's benefit any patents, copyrights and other property rights in any and all countries, with respect to any Intellectual Property, and Contractor agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement with respect thereto. If called upon to render assistance under this paragraph after the term of this Agreement, Contractor will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of the Company. In the event that the Company is unable for any reason to secure Contractor's signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Intellectual Property (including improvements, renewals, extensions, continuations, divisions or continuations-in-part thereof), after a written demand is made therefore upon Contractor (which shall refer to the provisions of this paragraph), Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Contractor's agents and attorneys-in-fact to act for and in Contractor's behalf and instead of Contractor, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by Contractor.

7. **Confidentiality**.

7.1 **Confidential Information**. Contractor may obtain access to information related to the Company's business (including trade secrets, technical information, business forecasts and strategies, marketing plans, customer and supplier lists, personnel information, financial data, and proprietary information of third parties provided to Company in confidence) that the Company considers to be confidential or proprietary or Contractor has a duty to treat as confidential, excluding such information as can be demonstrated to have existed in the public domain as of the Effective Date (the "Confidential Information"). Contractor will (a) hold all Confidential Information in strict trust and confidence; (b) not use or permit others to use Confidential Information in any manner or for any purpose not expressly permitted or required by this Agreement; (c) not disclose or permit others to disclose any Confidential Information to

any third party without obtaining the Company's express prior written consent on a case-by-case basis; and (d) limit access to Confidential Information to employees of Contractor who have a reasonable need to have such access in order for the Services to be performed and who are bound by obligations to maintain the confidentiality of Confidential Information that are at least as protective of the Confidential Information as the provisions of this Agreement.

7.2 **Exclusions**. Contractor's obligations under Section 7.1 with respect to any portion of Confidential Information shall not apply to any information that (i) was in the public domain at or subsequent to the time it was communicated to Contractor or an authorized person working for Contractor through no fault of Contractor, (ii) was rightfully in Contractor's possession free of any obligation of confidence at or subsequent to the time it was communicated to Contractor or an authorized person working for Contractor, (iii) was developed by employees or agents of Contractor independently of and without reference to any information communicated to Contractor or an authorized person working for Contractor, or (iv) is being disclosed by Contractor in response to a valid order by a court or other governmental body, or otherwise as required by law.

8. **Performance of Services**. Contractor shall use Contractor's best efforts to provide the Services such that the results are satisfactory to the Company. Changes to Services shall require written approval by the Party not seeking the change, before any changes can be made.

8.1. **Joint Authority to Bind Company**. Contractor acknowledges and agrees that Contractor will only have authority to enter contracts that bind the Company or create obligations on the part of the Company, with a co-signature from another Officer of the Company.

8.2. **No Benefits**. Contractor acknowledges and agrees that Contractor shall not be eligible for any Company employee benefits. Contractor shall also be responsible for Contractor's worker's compensation and other applicable liability insurance.

8.3. **Taxes; Insurance**. Contractor shall be paid as an independent contractor, and shall receive IRS Form 1099 from Company, and shall have full responsibility for applicable taxes for all compensation paid to Contractor under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Contractor's self-employment, sole proprietorship or other form of business organization.

8.4 **Written Reports**. Contractor shall submit a written summary at the end of each week outlining work completed, progress on ongoing projects as well as plans for work to be completed in the following week.

9. **Indemnification**. Contractor will indemnify and hold harmless Company and its affiliates, employees, and agents from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys' and expert witnesses' costs and fees) arising from or relating to any breach of any representation, warranty, covenant, or obligation of Contractor in this Agreement or any intentional misconduct or negligence by Contractor. In the event of any third-party claim, demand, suit, or action, including third party claims that Contractor is an employee or agent of the Company (a "Claim"), for which Company (or any of its affiliates, employees, or agents) is or may be entitled to indemnification hereunder, Company may, at its option, require Contractor to defend such Claim at

Contractor's sole expense. Contractor may not agree to settle any such Claim without Company's express prior written consent.

10. **Limitation of Liability**. In no event will Company be liable for any consequential, indirect, exemplary, special, or incidental damages arising from or relating to this Agreement. Company's total cumulative liability in connection with this Agreement, whether in contract or tort or otherwise, will not exceed the aggregate amount of Fees owed by Company to Contractor for Services performed under this Agreement.

11. **Contractor's Representations and Warranties.** Contractor represents, warrants, and covenants that (i) neither the Work Product nor the Services will infringe or misappropriate any intellectual property right of any person or entity; (ii) Contractor has not and will not grant any right or interest in the Work Product to any person or entity other than the Company; (iii) the Work Product is not subject to any lien, encumbrance, or other restriction on its transfer; (iv) Contractor has the full power and authority to enter into this Agreement; (v) Contractor has obtained and will obtain any and all assignments necessary to satisfy its obligations under this Agreement; and (vi) Contractor will comply with all laws in performing its obligations under this Agreement.

12. **Miscellaneous.**

12.1. **Amendments and Waivers**. Any term of this Agreement may be amended or waived only if such modification or waiver to this Agreement is in writing and signed by both Parties to this Agreement.

12.2. **Sole Agreement**. This Agreement, including the Exhibits hereto, and the Non-Disclosure and Non-Solicitation Agreement signed simultaneously with this Agreement constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

12.3. **Notices**. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party's address or fax number as set forth on the signature page or as subsequently modified by written notice.

12.4. **Choice of Law**. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Kansas, without giving effect to the principles of conflict of laws.

12.5. **Severability**. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

12.6. **Counterparts**. This Agreement may be executed in counterparts, each of which shall be

deemed an original, but all of which together will constitute one and the same instrument.

12.7. **Advice of Counsel**. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

12.8. **Dispute Resolution**. Any disputes concerning this Agreement will be submitted to binding arbitration under the rules of the American Arbitration Association.

In Witness hereof, the Parties have executed this Interim CEO Agreement as of the date set forth above.

COMPANY: AgEagle Aerial Systems, Inc.

DocuSigned by:

Signed: Mark DiSiena *Sign Here*

66121676B4B1443...

Name: Mark DiSiena

Title: CFO

CONTRACTOR: Concepts to Capabilities Consulting, LLC

DocuSigned by:

Signed: Grant Begley *Sign Here*

22377C92F7E74EF...

Name: Grant Begley

Address: 8866 Lake Irma Point
Orlando, Florida 32817

EXHIBIT A: Description of Services for Interim Chief Executive Officer

The following is an outline of the Services expected to be performed by Contractor, although this may be subject to change upon mutual agreement, in writing, by both parties:

Operational and Strategic Management

- Be the key representative of the company in communicating important decisions to business stakeholders, investors and the public.
- Design, develop and implement, in coordination with the ELT and with guidance of the Board of Directors, an integrated strategic business plan that optimizes market share and focuses on product ingenuity, customer service excellence, financial performance and market and business growth.
- Monitor the operating results of the company & compare them to established objectives and goals, and follow-up to ensure appropriate measures are taken to correct unsatisfactory results.
- Lead and promote the company's direction and momentum, its business performance, the positive external impact, and internal business climate, people, and services.
- Ensure the company achieves exceptional performance and exhibits agility in adapting to evolving circumstances.
- Analyze organization operations, identifying opportunities for improvement, cost reduction, and systems enhancement without compromising quality or customer satisfaction.
- Provide advice, guidance, direction, and empowerment to the ELT to carry out major plans and procedures, consistent with established policies.
- Ensure effective and regular communication as appropriate to outside stakeholders, investors, and project lenders, fostering enduring and robust relationships that significantly contribute to the attainment of organizational objectives.
- Ensure development of an effective organizational structure and the promotion of a positive internal culture in which management development, innovation, feedback and collaboration is nurtured.
- Develop cross functional teams to meet the goals and objectives of the company.
- Provide the required link between the Board of Directors, the strategy and the ELT and ensure the requests and requirements of the Board of Directors are communicated to and delivered by the ELT.

Financial Management

- Monitors financial performance and risk profile while partnering with the CFO to ensure that all the regulatory requirements and obligations are met.
- Oversees brand development and the implementation of effective marketing strategies to implement predetermined growth strategies.
- In collaboration with the CFO, formulating and executing a robust financial strategy, implementing rigorous budgetary controls, and safeguarding the financial sustainability of the organization.

- In collaboration with the CFO, develop strategies for generating resources (equity and debt) for the company to meet the needs of all upcoming projects and implement those strategies.
- **In collaboration with the CFO, monitor the adequacy and soundness of the organization's financial structure, including reviews of monthly and quarterly financials, forecasts, and budgets to ensure financial stability and ability to meet the needs of the organization, currently and with an eye to the future.**
- **Identify and oversee potential mergers and acquisitions, leveraging experience and the CFO's expertise to assess financial opportunities, and strategic alignment, to properly evaluate key integrations.**
- Oversee, with the CFO, the development and management of the company's annual budget, ensuring the company is staying within the agreed upon parameters and able to effectively execute strategic initiatives.
- Coordinate with CFO to provide outside accounting services and any necessary audits.

Leadership and People Management

- Create an environment and culture that focuses on fulfilling the company's mission, vision, and values.
- Attract, retain, and guide a high performing, cohesive and collaborative ELT striving for best-in-class capabilities across all functional areas.
- Establish and maintain an effective system of communications throughout the company to ensure that the responsibilities, authorities, and accountabilities of all executives are clearly defined and understood.
- Provide ongoing feedback and guidance to the ELT, periodically reviewing the performance and recommend action and improvements, as needed.
- Delegate responsibilities and authority to appropriate ELT members to ensure efficient running of the company.
- Conduct annual performance reviews for the ELT members and recommend adjustments in roles and responsibilities as well as salary adjustments, rewards/bonuses, recognition, and promotions.
- Collaborate with and guide the ELT to demonstrate servant leadership principles in their daily practices and transfer this skillset and philosophy to their respective management teams.
- Set departments' high-level goals, objectives and plans and work with them on attaining such goals by closely monitoring their operations and providing them with the necessary resources to achieve success in accordance with the board approved budget and strategic plan.
- **Provide day-to-day leadership within the organization, including advice, guidance, direction, and authorization to achieve the operational and financial goals and objectives of the organization and to motivate and inspire all members of the company to carry out the vision with excellence.**
- **Lead international teams, fostering unity, collaboration, and high performance across continents. Coordinate with human resources leadership to ensure the company is staffed with well-trained, quality and engaged employees and facilitate necessary resources for effective hiring, training and compensation plans to retain quality talent.**